Exhibit 99.1

China Jo-Jo Drugstores Announces $3 Million Registered Direct Offering

China Jo-Jo Drugstores, Inc. (NASDAQ CM: CJJD) (the "Company" or "China Jo-Jo"), a leading China-based retail and wholesale distributor of pharmaceutical and health care products through its own online and retail pharmacies, today announced that it has entered into definitive agreements with a single health-care focused institutional investor to purchase an aggregate of $3 million of its common stock in a registered direct offering at $2.50 per share. Additionally, for each share of common stock purchased, the investor will receive a Warrant to purchase one-half of a share of the Company’s common stock at an exercise price of $3.10 per share, which shall be initially exercisable six months following issuance and expire five years from the date of issuance. The closing of the offering is expected to take place on or about July 23, 2015, subject to the satisfaction of customary closing conditions.

H.C. Wainwright & Co., LLC acted as exclusive placement agent in connection with the offering.

The net proceeds from this offering will be used for working capital purposes. A shelf registration statement (File No. 333-198001) relating to the shares and warrants issued in the offering has been filed with and declared effective by the Securities and Exchange Commission (the “SEC”). A prospectus supplement relating to the offering will be filed by the company with the SEC. Once it is filed, copies of the prospectus supplement, together with the accompanying prospectus, can be obtained at the SEC’s website at http://www.sec.gov, from request at H.C. Wainwright & Co., LLC by e-mailing placements@hcwco.com, or from the Company at frank.zhao@jojodrugstores.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities of China Jo-Jo in this offering. There shall not be any offer, solicitation of an offer to buy, or sale of securities in any state or jurisdiction in which such an offering, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any offering will be made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement.

About China Jo-Jo Drugstores, Inc.

China Jo-Jo Drugstores, Inc., through its own retail drugstores, wholesale distributor and online pharmacy, is a leading retailer and wholesale distributor of pharmaceutical and healthcare products in China. As of March 31, 2015, the Company had 59 retail pharmacies in Hangzhou. The Company's wholesale subsidiary not only supplies its retail stores, but also distributes drug and other healthcare products to other drugstores and drug vendors. The Company routinely posts important information on its corporate websites at www.jiuzhou-drugstore.com (Chinese) and www.chinajojodrugstores.com (English).

Forward Looking Statement

Statements in this press release regarding the Company that are not historical facts are forward-looking statements and are subject to risks and uncertainties that could cause actual future events or results to differ materially from such statements. Any such forward-looking statements, including, but not limited to, financial guidance, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the use of forward-looking terminology such as "believe," "expect," "may," "will," "should," "project," "plan," "seek," "intend," "anticipate," the negatives thereof, or comparable terminology. Such statements typically involve risks and uncertainties and may include financial projections or information regarding the progress of new product development. It is routine for the Company's internal projections and expectations to change as the quarter and year progresses, and therefore it should be clearly understood that the internal projections and beliefs upon which the Company bases its expectations may change. Although these expectations may change, the Company is under no obligation to inform you if they do. Actual results could differ materially from the expectations reflected in such forward-looking statements as a result of numerous factors, including the risks associated with the effect of changing economic conditions in the People's Republic of China, variations in cash flow, reliance on collaborative retail partners and on new product development, variations in new product development, risks associated with rapid technological change, and the potential of introduced or undetected flaws and defects in products. Readers are referred to the reports and documents filed from time to time by the Company with the Securities and Exchange Commission for a discussion of these and other important risk factors that could cause actual results to differ from those discussed in forward-looking statements.

Contact:

China Jo-Jo Drugstores, Inc.

Ming Zhao, Chief Financial Officer

561-372-5555

frank.zhao@jojodrugstores.com